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AMERICAN ITALIAN PASTA COMPANY                                          -NEWS
                                                                        -RELEASE

Contact:
George Shadid -
EVP & Chief Financial Officer
816-584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         American Italian Pasta Company
             to Withdraw and Restate Historical Financial Statements

KANSAS CITY, MO, October 27, 2005 -- American  Italian Pasta Company  (NYSE:PLB)
announced today that it has determined that certain of the Company's  historical financial statements should no longer be relied upon. The Company also announced that as soon as  practical  after  conclusion  of its  ongoing  Audit  Committee investigation,  the Company anticipates filing restated financial statements for the affected periods.

On  August 9,  2005 the  Company  announced  that it had  identified  impairment charges and other adjustments that would be recorded in the Company's  financial statements.  The Company announced at that time that it would continue to review its  financial  statements  and would  assess  whether and to what extent  these adjustments corrected errors in prior reporting periods.

Since the August  9th  announcement,  the  Company  has  continued  to  identify information  and  undertake  analyses  that  have  led it to  conclude  that its previously issued audited consolidated financial statements for the fiscal years ended October 1, 2004, October 3, 2003 and September 27, 2002, and its unaudited consolidated  financial  statements for each of the fiscal  quarters during such years,  should no longer be relied upon. In addition,  the Company has concluded that its  unaudited  financial  statements  for the first two quarters of fiscal year 2005 (ended  December  31, 2004 and April 1, 2005) should also no longer be relied upon. The Company's  determination results from its conclusion,  based on its ongoing  review,  that errors  relating  to the  accrual of  allowances  for product  promotions and capitalization of certain overhead costs (in both cases, as  disclosed  in the August  9th  announcement),  when  combined  with  certain uncorrected immaterial errors, had a material impact on the Company's historical financial  statements.  The Company continues to review its historical financial statements,  including with respect to the matters  disclosed on August 9, 2005,

                                     -more-

AIPC
October 27, 2005

and the Audit  Committee's  investigation  is ongoing.  The  Company's  restated
financial  statements may also reflect other  adjustments for errors in addition to those  identified  above.  The Company has discussed the  determination  that these  historical  financial  statements  should  not be  relied  upon  with its independent  registered public accounting firm, Ernst & Young LLP, which concurs with this determination.

The Company is continuing to gather  information and may determine in the future that the  consolidated  financial  statements  for fiscal  periods prior to 2002 cannot be relied upon.

As  soon  as   practical   following   completion   of  the  Audit   Committee's
investigation,  the Company expects to prepare restated financial statements for the periods in question and file  appropriate  corresponding  amendments  to its periodic and annual  reports  previously  filed with the Securities and Exchange
Commission.  As previously disclosed the Company has not yet filed its Form 10-Q for the third fiscal quarter of 2005, which was due on August 10, 2005.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.  The
Company  has five  plants  that are  located  in  Excelsior  Springs,  Missouri;
Columbia, South Carolina; Tolleson, Arizona; Kenosha, Wisconsin and Verolanuova,
Italy. The Company has  approximately 600 employees located in the United States and Italy.

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